Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Par Pharmaceutical Companies, Inc. (the “Company”) on Form 10-Q for the period ended April 2, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gerard A. Martino, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gerard A. Martino
Gerard A. Martino
Chief Financial Officer
May 12, 2006